EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2014, in this Registration Statement (No. 333-___) on Form S-4 of The First Bancshares, Inc., relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of The First Bancshares, Inc., for each of the years in the two-year period ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
April 15, 2014